UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2011

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 3, 2011, UIL Holdings Corporation (the Registrant or UIL Holdings) issued a press release announcing its financial results for the three months ended March 31, 2011, and increasing its consolidated earnings estimate for 2011 to $1.85-$2.00 per diluted share, from the previously announced earnings guidance of $1.75-$1.95 per share.  A copy of the Registrant's press release is attached hereto as Exhibit 99.

Item 7.01 Regulation FD Disclosure

Additionally, UIL Holdings will conduct a webcast conference call with financial analysts on Wednesday, May 4, 2011, beginning at 10:00 a.m. eastern time.  UIL Holdings' executive management will present an overview of the financial results followed by a question and answer session.  Interested parties, including analysts, investors and the media, may listen live via the internet by logging onto the Investors section of UIL Holdings' website at http://www.uil.com.  Institutional investors can access the call via Thomson Street Events (www.streetevents.com), a password-protected event management site.

As part of the conference call, James P. Torgerson, President and Chief Executive Officer, and Richard J. Nicholas, Executive Vice President and Chief Financial Officer, will present items previously not disclosed in reports filed by the Registrant with the Securities and Exchange Commission.  Among these items are (i) three year strategic plan for gas operations (ii) preliminary gas distribution average return on equity as of March 31, 2011 (iii) electric distribution and Competitive Transition Assessment average return on equity as of March 31, 2011 and (iv) updated completion percentage for the GenConn Middletown peaking generation plant construction.  A copy of the Registrant's presentation is attached hereto as Exhibit 99.1.

The information in this Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Measures

UIL Holdings believes that a breakdown, presented on a net income and per share basis, of how the acquisition-related financial activities discussed in the press release and presentation described above contributed to the change in net income is useful in understanding the overall change in the consolidated results of operations for UIL Holdings from one reporting period to another. UIL Holdings presents such per share amounts by taking the dollar amount of the applicable change for the acquisition activity, booked in accordance with generally accepted accounting principles (GAAP), and applying UIL Holdings' combined effective statutory federal and state tax rate and then dividing by the average number of shares of UIL Holdings common stock outstanding for the periods presented.  Any such amounts provided are provided for informational purposes only and are not intended to be used to calculate "Pro-forma" amounts.

UIL Holdings also believes earnings per share (EPS) information as presented in its earnings guidance is useful in understanding the earnings expectations for the business, as a whole.  The amounts presented in the earnings guidance show the EPS for each of UIL Holdings’ lines of business.  EPS is calculated by dividing the projected 2011 net income for each line of business by

the projected average number of shares of UIL Holdings common stock outstanding for 2011.   Total consolidated EPS is a GAAP-basis presentation.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity, gas and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, markets, products and services of UIL Holdings’ subsidiaries, The United Illuminating Company, The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company. Such risks and uncertainties with respect to UIL Holdings’ recent acquisition of The Southern Connecticut Gas Company, Connecticut Natural Gas Corporation and The Berkshire Gas Company include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits – The following exhibits are filed as part of this report:

99	Press release, dated May 3, 2011.
99.1	Presentation: 1Q 2011 Earnings Conference Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 5/3/11	By /s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99	Press Release dated May 3, 2011.
99.1	Presentation: 1Q 2011 Earnings Conference Call.